UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Frontdoor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 31, 2022 (the “Effective Date”), the Compensation Committee of Frontdoor, Inc. (the “Company”) granted Mr. Brian K. Turcotte, Senior Vice President and Chief Financial Officer of the Company, and Mr. Jeffrey A. Fiarman, Senior Vice President, General Counsel and Secretary of the Company, each a special equity grant under the Company’s 2018 Omnibus Incentive Plan having a value of $387,500 and $270,000, respectively, of which 100% will be in the form of performance-based non-qualified stock options to purchase the Company’s common stock (“Performance Options”). The Performance Options will vest upon the achievement of both (1) a service condition, which will be deemed satisfied on the first anniversary of the grant date subject to the respective executive’s continuous service with the Company through such date, and (2) a performance condition, which will be deemed satisfied if, on or prior to the fourth anniversary of the Effective Date, the Company’s common stock achieves designated per share price targets based on the volume-weighted average price of the common stock over any 20 consecutive trading day period as reflected on the Nasdaq (the “VWAP”). The “performance condition” will be deemed satisfied with respect to the value of one-third of each grant upon each of a $35.00 VWAP, $40.00 VWAP and $45.00 VWAP, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2022	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
		Name:	Jeffrey A. Fiarman
		Title:	Senior Vice President, General Counsel and Secretary